NEWS RELEASE



                                                                       CONTACTS:
                                                                  John Greenagel
                                                        Strategic Communications
                                                                  (408) 749-3310

                                                                    Toni Beckham
                                                              Investor Relations
                                                                  (408) 749-3127



                                                        Exhibit 99.1


                      AMD REPORTS FOURTH QUARTER RESULTS

               --AMD reports record annual sales of $4.6 billion
                   with record net income of $983 million--

     SUNNYVALE, CA -- January 17, 2001 -- AMD today reported sales of $1,175,172,000 and net income of $177,968,000 for the quarter ended December 31, 2000. Net income amounted to $0.53 per diluted share.

     Aggregate sales of AMD flagship products - PC processors and flash memory devices - increased by 33 percent from the like period of 1999. Total company sales increased by 21 percent from the fourth quarter of 1999. In the fourth quarter of 1999, AMD reported total sales of $968,710,000 and net income of $65,080,000, which amounted to $0.21 per diluted share.

     Annual sales for 2000 set a new record at $4,644,187,000 - 63 percent higher than 1999. Net income of $983,026,000, or $2.89 per diluted share, was also a record. Results for 2000 included a one-time net gain of $189,203,000 from the sale of the company's voice communications business (Legerity) and the retirement of senior secured notes. Net income excluding the one-time net gain above amounted to $793,823,000, or $2.36 per diluted share. In 1999 AMD reported sales of $2,857,604,000, which resulted in a net loss of $88,936,000, or $0.30 per share.

                                    -more-

     "AMD had the best year in its history," said W.J. Sanders III, chairman and chief executive officer. "AMD had record sales, record operating income, record net income, and record earnings per share in 2000. Sales growth of approximately $1.8 billion produced a favorable swing of $1.2 billion in operating income. Net income was nearly $1 billion.

     "Our technology and manufacturing organizations distinguished themselves from the competition by executing nearly flawlessly. While the deterioration of the PC market late in the year impacted sales of PC processors in the fourth quarter, AMD substantially outperformed the semiconductor industry in a year of extraordinary growth. Despite the PC slowdown, AMD achieved record unit shipments of nearly 7 million PC processors during the quarter. AMD gained market share in the PC processor arena, with more than 26.5 million total units sold in 2000. We believe we gained three points of market share in units during the year, to approximately 17 percent of the worldwide market for PC processors.

     "Demand for AMD Athlon(TM) processors remained strong in the fourth quarter," Sanders continued. "Unit and dollar sales of AMD Athlon and AMD Duron(TM) processors increased for both despite severe weakness in the North American retail sector of the PC market. Unit sales of AMD Duron processors were impacted by the unavailability of certain chipsets. Total PC processor average selling prices were negatively affected by end-of-life pricing of AMD-K6-2(R) family processors.

     "During the quarter, AMD introduced a 1.2-gigahertz version of the AMD Athlon processor utilizing DDR memory," said Sanders. "This combination delivers unsurpassed PC performance on the most commonly used business applications. Last week, AMD introduced an 850-MHz AMD Duron processor, strengthening its performance leadership in the value space. No matter how little or how much PC users want to spend, they will continue to get more performance for their money with an AMD-powered system.

                                     -more-

     "A major factor in our excellent results was the continuing success of the world's first 1-gigahertz PC processor, the AMD Athlon processor. The innovative AMD Athlon processor established AMD as a leader in high-performance PCs. We continue to be the volume provider for PCs featuring speeds of one gigahertz and greater. Indeed, by the end of the current quarter, all AMD Athlon processors will be manufactured with clock speeds of one gigahertz or higher," Sanders continued.

     "Sales of flash memory products remained strong, with fourth-quarter sales growing by nearly 10 percent sequentially, as demand remained strong and broad-based during the quarter. Sales of AMD flash memory products more than doubled in 2000. We aggressively ramped production capacity during the year to support our customers, and in the face of continuing strong demand for flash memory products, we are continuing to add production capacity.

     "Going forward, new versions of the AMD Athlon and AMD Duron processors should enable us to participate in the performance mobile, server, and workstation markets. These new products, coupled with continuing strength in demand for our flash memory products, should ameliorate somewhat the impact of the current slowdown as excess PC inventories work their way through the channels of distribution.

     "While current economic conditions make it difficult to forecast demand, we believe our prospects are excellent for gaining market share, growing faster than the industry, and increasing our operating profit in 2001," Sanders concluded.

Current Outlook

     The company's outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially. The company's current outlook is based on the following projections for its flagship products.

                                    -more-

     The company expects that normal seasonal weakness in first-quarter demand for PC processors coupled with the effects of excess PC inventories in the distribution channels will impact PC processor sales in the first quarter of 2001. The company currently expects to sell between 6 and 6.5 million PC processors in the first quarter. Accordingly, PC processor revenues are expected to be modestly lower. The company expects that unit growth for the PC market will be in the mid-teens for 2001 as a whole.

     The company currently projects that sales of its flash memory products will grow modestly in the first quarter from the levels of the fourth quarter of 2000, with substantial growth for the year as a whole.

     Accordingly, the company expects that total first-quarter sales for AMD will be up year-on-year, but no better than flat sequentially from the fourth quarter of 2000.

     With some analysts currently reducing their forecasts for semiconductor industry growth to the range of 7 to 15 percent for 2001, AMD expects its sales to grow at the high end of these forecasts. The company believes that industry growth in this range would likely result in pricing pressures and resultant lower margins. The company believes that aggregate growth in the range of 15 percent in this environment would result in net income of $2.00 per diluted share, plus-or-minus a few percentage points, assuming a 32 percent tax rate, for 2001.

AMD Teleconference

     AMD will hold a teleconference for the financial community at 2:30 PM Pacific Standard Time today to discuss fourth-quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at http://www.amd.com or
                                  ------------------
http://www.streetfusion.com. The webcast will be available for two weeks after
---------------------------
the teleconference.

                                    -more-

Cautionary Statement

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the company's products will continue at current or greater levels, or that the company will continue to grow revenues, operating profit, or earnings.

     Risks also include the possibility that demand for personal computers and, in turn, demand for the company's PC processors will be lower than currently expected; that the company will not be able to produce the AMD Athlon and AMD Duron processors in the volume, speed mix or with the feature set necessary to meet customer requirements and the company's current plans and goals; that Intel Corporation pricing, marketing programs, new product introductions or other activities targeting the company's processor business will prevent attainment of the company's current processor sales plans; that third parties may not provide timely or adequate infrastructure solutions to support the AMD Athlon and AMD Duron processors; and that uncertain political and economic conditions will cause lower than expected demand for the company's products. In addition, the company's flash memory products capacity expansion plans are based on current forecasts of demand that are subject to change depending on evolving general industry conditions, changes in customer needs, and the product introductions and capacity expansion of competitors. While demand currently exceeds production capacity, there can be no assurance that demand for the company's flash memory products will continue at current or greater levels.

     We urge investors to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings, including but not limited to the report on Form 10-K for the year ended December 26, 1999, and the report on Form 10-Q for the quarter ended October 2, 2000.

                                    -more-

About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD produces microprocessors, flash memory devices, and support circuitry for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $4.6 billion in 2000. (NYSE: AMD).

                                    --30--

WORLD WIDE WEB: Press announcements and other information about AMD are available on the Internet via the World Wide Web. Type http://www.amd.com at
                                                        ------------------
the URL prompt.

NOTE TO EDITOR: Readers may obtain additional information by calling 1-800-222-9323 or 408-749-3060. Technical Support Email: hw.support@amd.com

AMD, the AMD logo, AMD Athlon, AMD Duron, and combinations thereof are trademarks, and AMD-K6 is a registered trademark of Advanced Micro Devices, Inc. in the United States and other jurisdictions.

Advanced Micro Devices, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands except per share amounts)

                                                           Quarter Ended
                                                            (Unaudited)                                        Year Ended
------------------------------------------------------------------------------------------------------------------------------------
                                         Dec. 31,             Oct. 1,             Dec. 26,           Dec. 31,             Dec. 26,
                                           2000                 2000                1999               2000                 1999
------------------------------------------------------------------------------------------------------------------------------------
Net sales                               $1,175,172           $1,206,549          $ 968,710          $4,644,187          $ 2,857,604

Cost of sales                              657,303              639,010            581,545           2,514,637            1,964,434
Research and development                   162,088              162,764            150,936             641,799              635,786
Marketing, general and
    administrative                         160,753              141,931            158,803             599,015              540,070
Restructuring and other
    special charges                              -                    -              5,700                   -               38,230

------------------------------------------------------------------------------------------------------------------------------------
                                           980,144              943,705            896,984           3,755,451            3,178,520

------------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                    195,028              262,844             71,726             888,736             (320,916)

Gain on sale of Legerity                         -              336,899                  -             336,899                    -
Gain on sale of Vantis                           -                    -                  -                   -              432,059
Interest income and other, net              25,449               19,789              6,958              86,301               31,735
Interest expense                           (19,933)             (17,382)           (12,370)            (60,037)             (69,253)

------------------------------------------------------------------------------------------------------------------------------------

Income before income taxes,
    equity in joint venture and
    extraordinary item                     200,544              602,150             66,314           1,251,899               73,625

Provision for income taxes                  30,082              175,009                  -             256,868              167,350

------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before equity in joint
    venture and extraordinary item         170,462              427,141             66,314             995,031              (93,725)

Equity in joint venture                      7,570                4,406             (1,234)             11,039                4,789

------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before extraordinary item    178,032              431,547             65,080           1,006,070              (88,936)

Extraordinary item - debt retirement,
net of tax benefit                              64               22,980                  -              23,044                    -

------------------------------------------------------------------------------------------------------------------------------------

Net income (loss)                       $  177,968           $  408,567          $  65,080          $  983,026          $   (88,936)

------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) per common share

Basic
Income (loss) before extraordinary item $     0.57           $     1.38          $    0.22          $     3.25          $     (0.30)
Net income (loss)                       $     0.57           $     1.31          $    0.22          $     3.18          $     (0.30)

Diluted
Income (loss) before extraordinary item $     0.53               $ 1.24             $ 0.21              $ 2.95              $ (0.30)
Net income (loss)                       $     0.53               $ 1.18             $ 0.21              $ 2.89              $ (0.30)

------------------------------------------------------------------------------------------------------------------------------------

Shares used in per share calculation

  - Basic                                  313,501              311,943            296,506             309,331              294,577
  - Diluted                                349,782              352,893            308,275             350,000              294,577

------------------------------------------------------------------------------------------------------------------------------------

Advanced Micro Devices, Inc.
CONSOLIDATED BALANCE SHEETS
(Thousands)

                                                                December 31,         December 26,
                                                                   2000                  1999
-------------------------------------------------------------------------------------------------

Assets
Current assets:
      Cash, cash equivalents and short-term investments         $ 1,293,165          $   596,511
      Accounts receivable, net                                      547,200              429,809
      Inventories                                                   343,541              198,213
      Deferred income taxes                                         218,527               55,956
      Prepaid expenses and other current assets                     255,256              129,389

-------------------------------------------------------------------------------------------------

              Total current assets                                2,657,689            1,409,878

Property, plant and equipment, net                                2,636,467            2,523,236
Investment in joint venture                                         261,728              273,608
Other assets                                                        211,851              170,976

-------------------------------------------------------------------------------------------------

                                                                $ 5,767,735          $ 4,377,698
=================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
      Accounts payable                                          $   477,369          $   387,193
      Accrued compensation and benefits                             172,815               91,900
      Accrued liabilities                                           276,721              273,689
      Income tax payable                                             74,806               17,327
      Deferred income on shipments to distributors                   92,828               92,917
      Current portion of long-term debt, capital
        lease obligations and other                                  88,636               47,626
-------------------------------------------------------------------------------------------------

              Total current liabilities                           1,183,175              910,652

Deferred income taxes                                               203,986               60,491
Long-term debt, capital lease obligations and other,
  less current portion                                            1,208,907            1,427,282

Stockholders' equity:
      Capital stock:
          Common stock, par value                                     3,151                2,992
      Capital in excess of par value                              1,406,280            1,120,460
      Retained earnings                                           1,856,261              873,235
      Accumulated other comprehensive loss                          (94,025)             (17,414)
-------------------------------------------------------------------------------------------------

              Total stockholders' equity                          3,171,667            1,979,273

-------------------------------------------------------------------------------------------------

                                                                $ 5,767,735          $ 4,377,698
=================================================================================================

                                      1.4